Exhibit 99.77(c)

ITEM 77C – Matters Submitted to a Vote of Security Holders

1.

A special meeting of shareholders of ING Core Equity Research Fund was held on June 6, 2013 to:           1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	13,358,956.394	931,895.062	1,246,513.408	3,622,261.142	19,159,626.006
2	13,306,266.076	994,601.365	1,236,497.923	3,622,260.642	19,159,626.006
3	12,680,548.152	1,600,804.157	1,256,012.556	3,622,261.141	19,159,626.006

The proposals did not pass and the meeting was adjourned to June 12, 2013.

2.

A special meeting of shareholders of ING Corporate Leaders 100 Fund was held on June 6, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1*	12,411,691.975	483,955.876	459,911.193	4,769,848.437	18,125,407.481
2*	12,392,214.901	487,399.078	475,945.065	4,769,848.437	18,125,407.481
3**	12,163,919.651	741,716.526	449,922.867	4,769,848.437	18,125,407.481

*  The proposal passed.

**  The proposal did not pass and the meeting with respect to this proposal was adjourned to June 6, 2013.

3.

A special meeting of shareholders of ING Small Company Fund was held on June 6, 2013 to:  1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	12,236,886.595	496,227.776	449,432.364	2,562,961.464	15,745,508.199
2	12,203,255.182	516,799.707	462,491.846	2,562,961.464	15,745,508.199
3	11,991,039.561	717,013.759	474,493.665	2,562,961.214	15,745,508.199

The proposals passed.

4.

A special meeting of shareholders of ING SMID Cap Equity Fund was held on June 6, 2013 to:  1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	3,922,990.982	194,252.319	419,769.304	665,382.816	5,202,395.421
2	3,905,873.063	198,557.190	432,582.102	665,383.066	5,202,395.421
3	3,774,212.693	409,517.960	353,281.703	665,383.065	5,202,395.421

The proposals passed.

5.

A special meeting of shareholders of ING Capital Allocation Fund was held on June 6, 2013 to:  1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	7,433,877.795	390,798.515	940,422.409	1,330,800.499	10,095,899.218
2	7,428,935.897	406,569.855	929,592.718	1,330,800.748	10,095,899.218
5	7,233,802.298	694,436.564	836,860.107	1,330,800.249	10,095,899.218

The proposals passed.

6.

A special meeting of shareholders of ING Corporate Leaders 100 Fund was held on June 6, 2013 to: 1) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	12,540,056.144	825,860.760	558,527.069	4,617,615.044	18,542,059.017

The proposal passed.

7.

A special meeting of shareholders of ING Core Equity Research Fund was held on June 12, 2013 to: 1) approve a new investment advisory agreement for the Fund with ING Investments, LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments, LLC and ING Investment Management Co. LLC prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, LLC, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of the Fund’s shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	13,595,316.321	936,756.067	1,263,722.059	3,456,893.828	19,252,688.275
2	13,542,614.548	999,428.557	1,253,751.842	3,456,893.328	19,252,688.275
3	12,914,289.896	1,609,055.286	1,272,449.516	3,456,893.577	19,252,688.275

The proposals passed.